UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
CS DISCO, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CS DISCO, INC.
111 Congress Avenue, Suite 900
Austin, Texas 78701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of CS Disco, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast available via registration at web.viewproxy.com/law/2026, on Wednesday, June 10, 2026 at 9:00 a.m., Central Time. We encourage you to attend online and participate. In order to attend, you must register in advance at web.viewproxy.com/law/2026 prior to the deadline of June 9, 2026 at 5:00 p.m., Central Time. We recommend that you log in a few minutes before 9:00 a.m., Central Time, on June 10, 2026 to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
1.    To elect our two nominees for Class II director, James Offerdahl and Toby Williams, each to hold office until our Annual Meeting of Stockholders in 2029 and until the director's successor has been duly elected and qualified or until the director's earlier death, resignation, or removal.
2.    To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.    To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting web.viewproxy.com/law/2026 and registering prior to the deadline of 5:00 p.m., Central Time, on June 9, 2026 and entering the control number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.
The record date for the Annual Meeting is April 15, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at proxy@csdisco.com.
By Order of the Board of Directors
Susan Garcia
Executive Vice President, General Counsel and Chief Compliance Officer
Austin, Texas
April 30, 2026

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

CS Disco, Inc.
111 Congress Avenue, Suite 900
Austin, Texas 78701
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2026
Our board of directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CS Disco, Inc., a Delaware corporation, to be held virtually, via live webcast, available via registration at web.viewproxy.com/law/2026, on Wednesday, June 10, 2026 at 9:00 a.m., Central Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 30, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on April 15, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 64,134,406 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at proxy@csdisco.com. Please see the instructions on how to attend the Annual Meeting at web.viewproxy.com/law/2026 and on page 2 of this proxy statement.
In this proxy statement, we refer to CS Disco, Inc. as “CS Disco,” “DISCO,” “we” or “us” and the board of directors of CS Disco as “our board of directors” or the “board.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2025, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@csdisco.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 30, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering prior to the Annual Meeting at web.viewproxy.com/law/2026. The Annual Meeting will start at 9:00 a.m., Central Time, on Wednesday, June 10, 2026. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to attend, you must register in advance at web.viewproxy.com/law/2026 prior to the deadline of June 9, 2026 at 5:00 p.m., Central Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. In order to register for the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a holder of record of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at web.viewproxy.com/law/2026. We recommend that you log in a few minutes before 9:00 a.m., Central Time, on June 10, 2026, to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
How do I ask questions of management and the board of directors at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, you may do so through the meeting platform. You can access the meeting platform by registering for the Annual Meeting at web.viewproxy.com/law/2026. After registration is complete, you will receive the meeting platform link one hour prior to the start of the meeting.
We plan to spend up to 15 minutes answering questions relevant to the proposals to be voted on at the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at ir.csdisco.com and will remain for at least one year.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 64,134,406 shares of common stock outstanding and entitled to vote.
•Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
•Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you by your brokerage firm, bank, or other similar organization as part of your registration process.
How many votes do I have?
Each holder of our common stock will have one vote per share of common stock held as of the Record Date.
What am I voting on?
There are two matters scheduled for a vote:
•Proposal 1: Election of our two nominees for Class II director, James Offerdahl and Toby Williams, each to hold office until our Annual Meeting of Stockholders in 2029 and until the director’s successor has been duly elected and qualified or until the director’s earlier death, resignation or removal; and
•Proposal 2: Ratification of selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy holders named in the accompanying proxy card have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
For Proposal 1, you may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote during or in advance of the Annual Meeting through the internet, go to FCRvote.com/LAW to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your internet vote must be received no later than by 9:00 a.m., Central Time, on Wednesday, June 10, 2026.
•To vote in advance of the Annual Meeting by telephone, dial 1-866-402-3905 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your telephone vote must be received no later than by 9:00 a.m., Central Time, on Wednesday, June 10, 2026.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. Proxy cards submitted by mail must be received no later than by 9:00 a.m., Central Time, on Wednesday, June 10, 2026 in order to be voted at the Annual Meeting.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You may access and vote at the Annual Meeting by logging in with your control number on your voting instruction form at web.viewproxy.com/law/2026. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of each of the two nominees for director; and
•“FOR” the ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using the proxyholder’s best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
Can I change my vote after submitting my proxy?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy via email at proxy@csdisco.com. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or internet proxy is the one that is counted.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1. Election of Directors	Directors are elected by a plurality of the votes of shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the election of directors. In other words, the two nominees receiving the most “For” votes will be elected.	“FOR” or “WITHHOLD”	No Effect	No Effect	FOR each of the nominees
2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	“FOR,” “AGAINST” or abstentions	No Effect	Not applicable	FOR
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by remote communication or by proxy. On the Record Date, there were 64,134,406 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors currently consists of ten members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
Our directors are currently divided into the three classes as follows:
•Class II directors: Colette Pierce Burnette, Ed.D., Aaron Clark, James Offerdahl and Toby Williams, whose terms will expire at the upcoming Annual Meeting;
•Class III directors: Susan L. Blount, Scott Hill and Krishna Srinivasan, whose terms will expire at the Annual Meeting of Stockholders to be held in 2027; and
•Class I directors: Eric Friedrichsen, Thomas Bogan and Robert P. Goodman, whose terms will expire at the Annual Meeting of Stockholders to be held in 2028;

Our board of directors has nominated James Offerdahl and Toby Williams for reelection to serve as Class II directors, Colette Pierce Burnette, Ed.D. and Aaron Clark will not stand for reelection as directors upon the expiration of their terms at the Annual Meeting. Effective upon the expiration of Dr. Burnette's and Mr. Clark's terms at the Annual Meeting, the Board has approved a reduction in the size of the board from ten to eight members. Mr. Williams was appointed by our board of directors in April 2026 to fill a newly created directorship resulting from an increase in the number of directors constituting our board of directors. Mr. Offerdahl was previously elected to our board of directors by our stockholders.

Each of Messrs. Offerdahl and Williams has been nominated for reelection to serve as a Class II director, based in part on the recommendation of the nominating and corporate governance committee, and has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that either nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2029 and until the director’s successor has been duly elected and qualified or until the director’s earlier death, resignation or removal.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of DISCO.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS
The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position
Class II director nominees for election at the 2026 Annual Meeting of Stockholders
James Offerdahl	69	Director
Toby Williams	52	Director
Class III directors continuing in office until the 2027 Annual Meeting of Stockholders
Susan L. Blount	68	Director
Scott Hill	58	Chair of the Board of Directors
Krishna Srinivasan	53	Director
Class I directors continuing in office until the 2028 Annual Meeting of Stockholders
Eric Friedrichsen	57	President, Chief Executive Officer and Director
Thomas Bogan	74	Director
Robert P. Goodman	65	Director
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees for Election at the 2026 Annual Meeting of Stockholders
James Offerdahl has served as a member of our board of directors since August 2018. Mr. Offerdahl served as the Chief Financial Officer of Bazaarvoice, Inc. from January 2013 until its acquisition in February 2018. Prior to this, he served as the Chief Financial Officer and Vice President of Administration of Convio, Inc. from February 2005 until its acquisition in May 2012. Earlier in his career, Mr. Offerdahl held executive level positions at various other companies, including as Chief Executive Officer of Traq-Wireless, Inc., Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc. and Chief Financial Officer of Tivoli Systems, Inc. Since January 2011, Mr. Offerdahl has served on the board of directors of Q2 Holdings, Inc., where he also serves as chair of the company’s audit committee. He also serves and has served on the boards of directors of several private companies. Mr. Offerdahl holds a B.S. in accounting from Illinois State University and an M.B.A. in management and finance from the University of Texas at Austin. We believe that Mr. Offerdahl is qualified to serve as a member of our board of directors because of his financial expertise and his extensive experience as an executive and director of various public and private companies.
Toby Williams has served as a member of our board of directors since April 2026. Mr. Williams has served as President and Chief Executive Officer of Paylocity Holding Corporation, a provider of cloud-based human capital management solutions, since August 2024, and previously served as its Co-Chief Executive Officer from March 2022 until August 2024 and its Chief Financial Officer from September 2017 until March 2022. He has also served as a member of Paylocity’s board of directors since March 2022. Prior to joining Paylocity, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams served as Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc. from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and an M.B.A. and J.D. from The Ohio State University.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Susan L. Blount has served as a member of our board of directors since April 2021. Ms. Blount served as General Counsel of Prudential Financial, Inc., as Senior and then Executive Vice President from 2005 to 2015. She served as an adjunct professor at the University of Texas School of Law from January 2016 to 2024, and she has served in a volunteer capacity as Chair of the University of Texas Law School Foundation since 2023. Since January 2019, Ms. Blount has served on the board of directors of Cavco Industries Inc. Ms. Blount is a founding member of the Center for Women in Law at the University of Texas School of Law, where she also served as Interim Executive Director from March 2019 to January 2020. Ms. Blount holds a B.A. in history from the University of Texas at Austin and a J.D. from the University of Texas School of Law. We believe that Ms. Blount is qualified to serve as a member of our board of directors because of her significant experience in public company strategy, corporate governance, legal and risk management.
Scott Hill has served as a member of our board of directors since June 2021 and as chair of the board of directors since May 2024. Mr. Hill served as our Chief Executive Officer from September 2023 until April 2024. Mr. Hill was an advisor to the Chief Executive Officer of Intercontinental Exchange, Inc. until February 2023 and previously served as the Chief Financial Officer from May 2007 to May 2021. Before that, Mr. Hill was an international finance executive for International Business Machines Corporation from 1991 to 2007. Mr. Hill currently serves on the board of directors of Cardlytics, Inc., a position he has held since September 2023. Mr. Hill earned his B.B.A in finance from the University of Texas at Austin and his M.B.A. from New York University. We believe that Mr. Hill is qualified to serve as a member of our board of directors because of his financial expertise and his extensive management experience, including as our former Chief Executive Officer.
Krishna Srinivasan has served as a member of our board of directors since December 2013, including as chair of the board of directors from May 2021 to May 2024. Mr. Srinivasan is a Founding Partner of LiveOak Venture Partners, which he co-founded in January 2012. Prior to founding LiveOak Venture Partners, Mr. Srinivasan was a Partner at Austin Ventures from 2000 to 2010. Earlier in his career, he also worked at Motorola and SEMATECH. Mr. Srinivasan is or has been a member of the board of directors of numerous other portfolio companies of LiveOak Venture Partners in the technology space. Mr. Srinivasan is Chair of the Board for Austin-PBS, and serves on the board of directors of The Miracle Foundation, a global non-profit organization that utilizes technology and proprietary best-practices to help orphans and vulnerable children achieve their full potential. Mr. Srinivasan holds a B.Tech. in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from the University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Srinivasan is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry and his service on numerous private company boards.
Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Eric Friedrichsen has served as our Chief Executive Officer and a member of our board of directors since April 2024. Prior to that, Mr. Friedrichsen served as Chief Executive Officer of Emburse, LLC, a provider of organizational expense management solutions, from January 2020 to January 2024. In 2019, Mr. Friedrichsen served as Global Head, Commercial, SMB and Growth Markets of Marketo Inc., a provider of project management solutions and a subsidiary of Adobe Inc. Prior to that time, Mr. Friedrichsen held a series of executive and leadership roles at SAP and SAP Concur, from 2008 to 2018. Mr. Friedrichsen holds a B.B.A. in Management Information Systems from the University of Iowa. We believe that Mr. Friedrichsen is qualified to serve on the Board due to his extensive experience building and leading businesses and the insights he has as our Chief Executive Officer.
Thomas Bogan has served as a member of our board of directors since March 2025. Mr. Bogan most recently served as Vice Chair, Corporate Development at Workday, Inc. (“Workday”) from February 2021 until his retirement in January 2022. Prior to this, Mr. Bogan served as its Vice Chair with responsibility for Workday’s Strategic Sourcing business from February 2020 to February 2021, and its Executive Vice President, Planning Business Unit, from August 2018 to January 2020. Mr. Bogan initially joined Workday in August 2018 through its acquisition of Adaptive Insights, where he was Chief Executive Officer and a member of the board of directors from January 2015 until the acquisition. Mr. Bogan has served on the boards of directors of Workday since February 2022 and previously served on the board of directors of Aspen Technology, Inc. from May 2022 until its acquisition in March 2025. Mr. Bogan holds a B.S. in accounting from Stonehill College. We believe that Mr. Bogan is qualified to serve as a member of our board of directors because of his extensive experience as an executive and director in the software industry.
Robert P. Goodman has served as a member of our board of directors since November 2014. Mr. Goodman is a Partner at Bessemer Venture Partners, a venture capital and private equity firm which he joined in 1998. Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P. are investors in DISCO and affiliated investment funds of Bessemer Venture Partners. Prior to joining Bessemer Venture Partners, Mr. Goodman founded and served as the Chief Executive Officer of three privately held telecommunications companies. Since February 2017, Mr. Goodman has served on the board of directors of ACV Auctions Inc., and he previously served on the board of directors of Blue Apron Holdings from November 2015 to December 2019. Additionally, Mr. Goodman is or has been a member of the boards of directors of numerous other private companies (including but not limited to portfolio companies of Bessemer Venture Partners in the areas of software, mobile and business-to-business marketplace). Mr. Goodman holds a B.A. in Latin American studies from Brown University and an M.B.A. from Columbia University. We believe that Mr. Goodman is qualified to serve as a member of our board of directors due to his experience of working with entrepreneurial companies, particularly technology companies, and his experience as a director of both public and private companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Our Board of Directors
Our common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of such director’s family members, and DISCO, our senior management and our independent auditors, our board of directors has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable NYSE listing standards: Ms. Blount, Mr. Bogan, Dr. Burnette, Mr. Clark, Mr. Goodman, Mr. Hill, Mr. Offerdahl, Mr. Srinivasan and Mr. Williams. In addition, our board of directors has affirmatively determined that Tyson Baber, who left our board of directors in March 2025, was independent during the period he served on the board in 2025. In making its independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between DISCO and entities with which some of our directors are or have been affiliated. Mr. Friedrichsen is not independent by virtue of his employment as our Chief Executive Officer.
Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the applicable NYSE rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
Board Leadership Structure
Our board of directors has an independent chair, Mr. Hill. The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer, to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, the chair has substantial ability to shape the work of our board of directors.
We believe that the separation of the positions of board chair and Chief Executive Officer reinforces the independence of the board in its oversight of the business and affairs of DISCO. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of DISCO and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with information security, cybersecurity and data privacy, and regularly reviews with management our data security programs and assessment, management and mitigation of such risk. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met six times in 2025. With respect to the committees of our board of directors, the audit committee met eight times, the compensation committee met five times and the nominating and corporate governance committee met five times in 2025. During 2025, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which such director served. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders. Eight of our nine directors then in office attended our 2025 Annual Meeting of Stockholders.
In accordance with our corporate governance guidelines and applicable NYSE listing standards, the independent directors of our board of directors meet at regularly scheduled executive sessions without management present. Executive sessions of non-management directors are presided over by Mr. Hill in his role as chair of our board of directors. In the absence of the chair of our board of directors, the participating non-management directors will select a director to preside over an executive session.
Information Regarding Committees of the Board of Directors
Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.csdisco.com.

The following table provides current membership information for each of the standing committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Eric Friedrichsen
Susan L. Blount	X		X*
Thomas Bogan	X
Colette Pierce Burnette, Ed.D.			X
Aaron Clark			X
Robert P. Goodman		X
Scott Hill		X
James Offerdahl	X*
Krishna Srinivasan		X*	X
Toby Williams
_______________
*    Committee Chairperson
Our board of directors has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair such member’s individual exercise of independent judgment with regard to us.
Below is a description of each standing committee of our board of directors:
Audit Committee
Our audit committee consists of Ms. Blount, Mr. Bogan and Mr. Offerdahl. The chair of our audit committee is Mr. Offerdahl. In addition, Mr. Baber served as a member of our audit committee until his resignation from the board of directors in March 2025, at which time Mr. Hill was appointed to the audit committee. Mr. Hill served as a member of our audit committee until October 2025, at which time Mr. Bogan was appointed to the audit committee. Our board of directors has determined that each member of our audit committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our board of directors has determined that each of Mr. Offerdahl and Mr. Bogan is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits; to oversee our independent registered public accounting firm; and to oversee our policies, procedures, plans and information technology systems designed to ensure the security, confidentiality, availability and integrity of information. Specific responsibilities of our audit committee include:
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•approving audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•reviewing our annual audited and quarterly financial statements and the related disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as our earnings press releases and other financial information and guidance regarding our results of operations;
•overseeing the preparation of the audit committee’s report to be included in this proxy statement;
•evaluating management’s cooperation with the independent registered public accounting firm during its audit;
•considering and reviewing with management, the independent registered public accounting firm and outside advisors or accountants any correspondence with governmental regulators or agencies;
•overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;
•reviewing the report of the independent registered public accounting firm describing its internal quality-control procedures and any material issues related thereto;
•overseeing the design and function of our internal audit function, including reviewing the audit plan of our internal audit team;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•overseeing our policies, procedures, plans and information technology systems designed to ensure the security, confidentiality, availability and integrity of information, as well as the operation and effectiveness of such policies, procedures, plans and systems;
•overseeing our programs and policies for compliance with applicable laws and stock exchange listing requirements, as well as any other programs and policies regarding business integrity, ethics and conflicts of interest;
•reviewing related person transactions; and
•overseeing our policies, procedures and plans relating to investments, cash management and foreign currency exposure and the management of risk relating thereto.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed with the SEC.
CS Disco, Inc. Audit Committee
James Offerdahl, Chair
Susan L. Blount
Thomas Bogan
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of CS Disco under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our compensation committee consists of Mr. Goodman, Mr. Hill and Mr. Srinivasan. The chair of our compensation committee is Mr. Srinivasan. Our board of directors has determined that each member of our compensation committee is independent under the listing standards of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation programs and practices generally and the management of risks associated therewith; to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate; and to review compensation-related disclosures in our periodic reports and other filings with the SEC. Specific responsibilities of our compensation committee include:
•reviewing and making recommendations to the board of directors for approval of the compensation of our Chief Executive Officer;
•reviewing and approving (or making recommendations to the board of directors for approval of) the compensation of our other executive officers, and senior management;
•reviewing and recommending to our board of directors the compensation paid to our directors;
•reviewing and approving the list of companies to be included in our peer group for purposes of assessing compensation;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy;
•overseeing compliance with any applicable stock ownership guidelines for our directors and executive officers; and
•overseeing compliance with our clawback policy and any required recoupment and disclosure thereunder.
We believe that the composition and functioning of our compensation committee complies with all applicable SEC and NYSE rules and regulations.
Compensation Committee Processes and Procedures
The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of DISCO. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the fiscal year ended December 31, 2025, after taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.
Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Blount, Dr. Burnette, Mr. Clark and Mr. Srinivasan. The chair of our nominating and corporate governance committee is Ms. Blount. Following the Annual Meeting, the nominating and corporate governance committee will consist of Ms. Blount and Mr. Srinivasan, with Ms. Blount serving as chair. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the listing standards of the NYSE.
The primary purpose of the nominating and corporate governance committee is to discharge the responsibilities of our board of directors with respect to our corporate governance functions; to identify, communicate with, evaluate and recommend candidates for our board of directors; and to oversee our environmental, social and governance policies and programs, including those relating to diversity, equity and inclusion. Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•reviewing and making recommendations to our board of directors regarding our process for stockholder communications with the board of directors;
•considering possible conflicts of interest of officers and directors;
•instituting plans or programs for the continuing education of our board of directors and orientation of new directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines, code of conduct and other material governance-related policies;

•considering and making recommendations to the board of directors regarding the leadership structure of the board of directors, including the separation of the chairpersons of the board of directors and Chief Executive Officer roles and/or the appointment of a lead independent director of the board of directors;
•reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;
•reviewing and making recommendations to our board of directors regarding the processes and procedures used to provide information to the board of directors and its committees;
•reviewing with management our environmental, social and governance policies and programs; and
•overseeing our policies, programs and initiatives relating to ethics and corporate culture.
We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and NYSE rules and regulations.
In recommending candidates to the board of directors, the nominating and corporate governance committee considers such factors as: (i) possessing relevant expertise and experience upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of DISCO; (iii) demonstrating excellence in such person’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) within our board of directors as a whole, whether there is a diversity of personal backgrounds, perspectives and experiences; (vii) requirements of applicable law; and (viii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of DISCO and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to DISCO during such director’s term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders.
Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, the class or series and number of shares of each class or series of our capital stock that are owned of record and beneficially held by such nominee and a list of any pledge or encumbrances on such shares, the date or dates on which such shares were acquired and the investment intent of such acquisition, the questionnaire, representation and agreement required for stockholder nominees for director pursuant to our amended and restated bylaws, and all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director, including a description of the proposed candidate’s business experience for at least the last five years and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Communications with Our Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders and other interested parties helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with our board of directors or an individual director may do so by sending a written communication to the board of directors or such director c/o 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
Our board of directors has adopted the CS Disco, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is available on our website at ir.csdisco.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions to our directors from provisions, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our board of directors has adopted the CS Disco, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.csdisco.com.

Insider Trading Policy
Our board of directors has adopted the CS Disco, Inc. Insider Trading Policy (the “Insider Trading Policy”), governing the purchase, sale, and/or other dispositions of our securities by our directors, executive officers and employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. From time to time, we have engaged in transactions in our securities. It is our policy to comply with applicable laws and regulations relating to insider trading. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Hedging Policy
The Insider Trading Policy, among other things, prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2: RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of DISCO and our stockholders.
Vote Required
The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,161,481	$1,015,653
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,161,481	$1,015,653
_______________
(1)    Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our consents with our Registration Statements on Form S-8 filed during 2025 and 2024.
All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Executive Officers
Eric Friedrichsen	57	Chief Executive Officer and Director
Melanie Antoon	48	Executive Vice President, Chief Customer Officer
Aaron Barfoot	49	Executive Vice President, Chief Financial Officer
Richard Crum	54	Executive Vice President, Chief Product, Technology and Strategy Officer
Susan Garcia	54	Executive Vice President, General Counsel and Chief Compliance Officer
Karen Herckis	54	Executive Vice President, Chief Human Resources Officer
Biographical information for Mr. Friedrichsen is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Melanie Antoon has served as our Executive Vice President, Chief Customer Officer since January 2024. From January 2021 to January 2024, Ms. Antoon served as our Senior Vice President, Professional Services, after first joining us as our Vice President, Professional Services in November 2019. Prior to joining us, Ms. Antoon held various positions at Inventus from April 2015 to November 2019, most recently serving as Senior Vice President, US Operations. Before this, Ms. Antoon was Director of Hosting at Huron Consulting Group from May 2013 to April 2015. Ms. Antoon holds a B.A. in psychology and women's studies from the University of Wisconsin-Madison and an M.S. in computer science at the DePaul University.
Aaron Barfoot has served as our Executive Vice President, Chief Financial Officer since January 2026. Prior to joining us, Mr. Barfoot served as Chief Financial Officer of Socure Inc., a provider of digital identity verification, fraud detection and prevention solutions, from July 2023 to January 2026. Prior to that, Mr. Barfoot served as Chief Financial Officer at Forter, Inc. from January 2020 to June 2023. Mr. Barfoot holds a B.S. in economics from Baylor University.
Richard Crum has served as our Executive Vice President, Chief Product, Technology and Strategy Officer since November 2024, having previously served as our Executive Vice President, Chief Product Officer upon joining us in July 2024. Prior to joining us, Mr. Crum served as Chief Product Officer of Emburse, LLC, a provider of organizational expense management solutions, from May 2023 to July 2024. Prior to that, Mr. Crum held various positions at Capital One from March 2020 to May 2023, most recently serving as Managing Vice President, Head of Smart Pay. Mr. Crum holds a B.S. in Economics from George Mason University.
Susan Garcia has served as our Executive Vice President, General Counsel and Chief Compliance Officer since October 2024. Prior to joining us, Ms. Garcia served as General Counsel at WebMD Health Corp. from June, 2021 to October, 2024. Prior to that, Ms. Garcia served as Associate General Counsel at Thomson Reuters from January 2010 to May 2021. Ms. Garcia holds a B.A. in Government and International Relations from Cornell University and a J.D. from the University of Pennsylvania Law School.
Karen Herckis has served as our Executive Vice President, Chief Human Resources Officer since January 2024. From June 2023 to January 2024, Ms. Herckis served as our Senior Vice President, Human Resources, having previously served as our Vice President, Human Resources and then as our Principal Vice President, Human Resources from January 2022 to May 2023. Prior to joining us, Ms. Herckis served as the Vice President, People at Aventri from June 2019 until January 2022. Prior to this, Ms. Herckis held various positions at Epiq from March 2011 to June 2019, most recently serving as Senior Director, Human Resources. Ms. Herckis holds a B.S. from the University of Texas at Austin.

EXECUTIVE COMPENSATION
Our named executive officers for the fiscal year ended December 31, 2025, consisting of our principal executive officer as of December 31, 2025 and the next two most highly compensated executive officers for the fiscal year ended December 31, 2025, were:
•Eric Friedrichsen, our Chief Executive Officer and a member of our board of directors;
•Michael S. Lafair, our former Executive Vice President, Chief Financial Officer; and
•Richard Crum, our Executive Vice President, Chief Product, Technology and Strategy Officer.
2025 Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2025 and 2024, as applicable, compensation awarded or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric Friedrichsen(5)	2025	550,000	2,837,011(7)	544,500	132,246	4,063,757
Chief Executive Officer and Director	2024	370,897	7,934,295	270,958	75,193	8,651,343
Michael S. Lafair(6)	2025	410,000	917,780(7)	243,540	17,398	1,588,719
Former Executive Vice President, Chief Financial Officer	2024	410,000	764,692	179,580	15,429	1,369,701
Richard Crum	2025	370,000	1,311,113(7)	219,780	12,450	1,913,343
Executive Vice President, Chief Product, Technology and Strategy Officer
_______________
(1)    Salary amounts represent actual amounts paid during the period presented. See “—Narrative Disclosure to Summary Compensation Table—Base Salary” below.
(2)    Amounts reported represent the aggregate grant date fair value of stock awards granted to our named executive officers during the periods reported, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(3)    The amounts disclosed represent performance bonuses earned in the period presented. See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below.
(4)    Amounts reported for 2025 reflect the following:

Named Executive Officer	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Other ($)	Total ($)
Eric Friedrichsen	12,250	3,354	116,641(a)	132,246
Michael S. Lafair	12,250	5,148	—	17,398
Richard Crum	10,656	1,794	—	12,450
_______________
(a)    Includes $116,641 for an apartment rental.

(5)    Mr. Friedrichsen was appointed as our Chief Executive Officer in April 2024.
(6)    On August 6, 2025, we announced that Mr. Lafair would step down from his role as our Executive Vice President, Chief Financial Officer, effective as of the earlier of the appointment of his successor or the close on business on December 31, 2025, which was later extended to January 11, 2026. Pursuant to the terms of Mr. Lafair’s Transition Agreement, he remained eligible to receive his 2025 annual performance bonus, subject to our regular bonus determination and award procedures and to vest in his outstanding and unvested RSUs through February 17, 2026. In addition, Mr. Lafair was eligible to vest as to one-fourth of the total number of vestable shares subject to his PSU (as defined below) award following the determination of the Compensation Committee of our level of achievement of the applicable performance criteria.
(7)    Consists of a service-based restricted stock unit ("RSU") award and a performance-based RSU (“PSU”) award subject to vesting based on our achievement of specific revenue and Adjusted EBITDA targets and non-quantitative performance goals for 2025. With respect to the PSU award, the amount that would vest based on achievement of such performance criteria vests over approximately four years from the date of grant based on the recipient’s continued service to us through each vesting date. Because the PSU awards are subject to a performance condition, the grant date fair value reported is based upon the probable outcome of such condition as of the grant date. The values of the PSU awards on the grant date, assuming the highest level of performance would have been achieved, was $1,621,152 for Mr. Friedrichsen, $524,447 for Mr. Lafair and $749,209 for Mr. Crum. In February 2026, the compensation committee determined based on our corporate performance for 2025 that the PSU awards would vest as to performance as to 99% of target.
Narrative to the Summary Compensation Table
Base Salary
Our named executive officers receive base salaries to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as determined by our compensation committee and, with respect to the compensation of the Chief Executive Officer, our board of directors. The 2025 base salaries for Mr. Friedrichsen, Mr. Lafair and Mr. Crum were $550,000, $410,000 and $370,000, respectively, which were unchanged from 2024. In February 2026, our compensation committee determined that Mr. Crum’s base salary would be increased to $444,000 for 2026, effective as of March 1, 2026
None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.
Non-Equity Incentive Plan Compensation
Our Performance Bonus Plan (the “Bonus Plan”) provides for the opportunity for our named executive officers and other members of senior management to earn cash incentive payments based upon the attainment of certain corporate, financial, or operational measures or objectives appropriate for the fiscal year. Each participant has a target annual performance incentive opportunity that corresponds to achievement of 100% of the corporate performance goals. The corporate performance goals and incentive formulas will be adopted annually by the compensation committee and communicated to each executive participant. If the corporate performance goals are met, the compensation committee will determine if incentive payments are made as soon as practicable thereafter.
Our compensation committee and, in the case of our Chief Executive Officer, board of directors sets target bonus amounts for our named executive officers expressed as a percentage of base salary. They have established target bonus amounts that they felt were appropriate considering factors such as cash bonus opportunities provided to executive officers of our peer companies, the executive officer’s anticipated role criticality relative to others at our company, and their assessment of the essential need to retain these executive officers. For 2025, the target bonuses for Mr. Friedrichsen, Mr. Lafair and Mr. Crum were set at 100%, 60% and 60% of their annual base salaries, respectively. For 2026, the target bonuses for Mr. Friedrichsen and Mr. Crum remain unchanged.
Our corporate performance objectives for 2025, as established by our compensation committee and board of directors, were based on the achievement of specified revenue and Adjusted EBITDA targets, as well as non-quantitative business-related performance criteria. In February 2026, the compensation committee determined the weighted-average achievement of our corporate goals for 2025 was approximately 99% of target, resulting in a bonus payout of approximately 99% of the annual target bonus opportunities for Mr. Friedrichsen, Mr. Lafair and Mr. Crum. Our corporate performance objectives for 2026, as established by our compensation committee and board of directors, are based on the achievement of specified revenue and Adjusted EBITDA targets, as well as non-quantitative business-related performance criteria.

Equity-Based Incentive Awards for Named Executive Officers
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and powerful retention incentive, and help to align the long-term interests of our executives and our stockholders. In 2025, we used RSU and PSU awards for these purposes. Grants are made at the discretion of our compensation committee (or our board of directors, with respect to our Chief Executive Officer). For new executive officer hires, grants are typically made at the officer's first date of employment. For annual refresh awards, grants are typically made in the first quarter of the year.
In February 2025, the compensation committee and, with respect to Mr. Friedrichsen, the board of directors granted PSU awards under our 2021 Equity Incentive Plan (the “2021 Plan”) to Mr. Friedrichsen, Mr. Lafair and Mr. Crum. The PSUs were subject to vesting based on our achievement of specific revenue and Adjusted EBITDA targets and certain non-quantitative business-related performance goals; any amount that would have vested based on achievement of such performance criteria would have vested over approximately four years from the date of grant based on the recipient’s continued service to us. In February 2026, the compensation committee determined, based on our level of achievement of specified revenue, Adjusted EBITDA and non-quantitative business-related performance criteria in 2025, that the PSU awards would vest as to 99% of target, or 151,695, 48,889 and 69,841 shares for Mr. Friedrichsen, Mr. Lafair and Mr. Crum, respectively. The shares subject to the PSU awards vest as to one-fourth of the total shares after two full business days have elapsed following the public announcement of our results of operations for the year ended December 31, 2025, with the remainder vesting in twelve equal quarterly installments thereafter from May 16, 2026, subject to the executive officer’s continued service to us through each vesting date. Pursuant to his transition agreement, Mr. Lafair was eligible to vest as to one-fourth of the total number of vestable shares subject to his PSU award following the determination of the Compensation Committee of our level of achievement of the applicable performance criteria.
In February 2025, the compensation committee and, with respect to Mr. Friedrichsen, the board of directors also granted RSU awards under the 2021 Plan to Mr. Friedrichsen, Mr. Lafair and Mr. Crum for 229,841, 74,074 and 105,820 shares of our common stock, respectively. The shares subject to the RSU awards vest quarterly over approximately four years from the date of grant, subject to the executive officer’s continued service to us through each vesting date. Pursuant to his transition agreement, Mr. Lafair was eligible to vest in his outstanding and unvested RSUs through February 17, 2026.
In February 2026, the compensation committee and, with respect to Mr. Friedrichsen, the board of directors granted PSU awards under our 2021 Plan to Mr. Friedrichsen and Mr. Crum. The number of shares subject to the PSU awards that will be eligible to vest, if any, will be determined based on the compensation committee’s certification of achievement of specified revenue, Adjusted EBITDA and non-quantitative business-related performance criteria in 2026. One-fourth of any such eligible shares will vest following certification, with the balance vesting in twelve equal quarterly installments thereafter, subject to the executive officer’s continued service to us. The PSU award agreement specifies treatment of the awards in the event of the executive’s termination of service and in the event of a change in control, as defined in the agreement.
In February 2026, the compensation committee and, with respect to Mr. Friedrichsen, the board of directors also granted RSU awards under the 2021 Plan to Mr. Friedrichsen and Mr. Crum for 221,949 and 61,110 shares of our common stock, respectively. The shares subject to the RSU awards vest quarterly over approximately four years from the date of grant, subject to the executive officer’s continued service to us through each vesting date.

Outstanding Equity Awards as of December 31, 2025
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that have not Vested ($)(1)
Eric Friedrichsen	04/29/2024	639,863(3)	4,965,337
	02/18/2025	201,111(4)	1,560,621
	02/18/2025	151,695(5)	1,177,153
Michael Lafair(2)	02/06/2023	82,485(6)	640,084
	02/06/2023	8,799(7)	68,280
	02/07/2024	24,140(8)	187,326
	02/07/2024	11,749(9)	91,172
	02/16/2025	60,187(10)	467,051
	02/16/2025	48,889(5)	379,379
Richard Crum	07/15/2024	94,829(11)	735,873
	02/16/2025	99,207(12)	769,846
	02/16/2025	69,841(5)	541,966
_______________
(1)    This column represents the market value of the shares of our common stock underlying the stock awards as of December 31, 2025, based on the closing price of our common stock, as reported on the NYSE, of $7.76 per share on December 31, 2025.
(2)    On August 6, 2025, we announced that Mr. Lafair would step down from his role as our Executive Vice President, Chief Financial Officer, effective as of the earlier of the appointment of his successor or the close of business on December 31, 2025, which was later extended to January 11, 2026. Pursuant to the terms of his transition agreement, Mr. Lafair was eligible to vest in his outstanding and unvested RSUs through February 17, 2026. All remaining unvested RSUs held by Mr. Lafair as of February 17, 2026 were forfeited. Mr. Lafair was also eligible to vest as to one-fourth of the total number of vestable shares subject to his PSU award granted in 2025 following the determination of the Compensation Committee of our level of achievement of the applicable performance criteria.
(3)    One-fourth (1/4th) of the shares underlying this RSU award vested on May 16, 2025, and the remainder of the shares have vested and will continue to vest in twelve equal quarterly installments beginning August 16, 2025, subject to Mr. Friedrichsen’s continuous service to us through the applicable vesting date.
(4)    One-sixteenth (1/16th) of the shares underlying this RSU award have vested and will continue to vest on a quarterly basis beginning August 16, 2025, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(5)    The amounts reported reflect PSUs that were earned as a result of achievement of performance criteria in 2025 and upon certification by the compensation committee in February 2026. The earned PSUs remain subject to service based vesting conditions and vested as to one-fourth (1/4th) of the shares underlying the PSU award on February 27, 2026, the date that was two full business days following our release of our earnings for the year ended December 31, 2025, and the remainder of the shares will vest in twelve quarterly installments beginning May 16, 2026, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(6)    One-sixteenth (1/16th) of the shares underlying this RSU award have vested and will continue to vest on a quarterly basis beginning May 16, 2023, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(7)    The amounts reported reflect PSUs that were earned as a result of achievement of performance criteria in 2023 and upon certification by the compensation committee in February 2024. The earned PSUs remain subject to service based vesting conditions and vested as to one third of the shares underlying the PSU award on February 27, 2024, the date that was two full business days following our release of our earnings for the year ended December 31, 2023, and the remainder of the shares have vested and will continue to vest in eight equal quarterly installments beginning May 16, 2024, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(8)    One-twelfth (1/12th) of the shares underlying this RSU award have vested and will continue to vest on a quarterly basis beginning May 16, 2024, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(9)    The amounts reported reflect PSUs that were earned as a result of achievement of performance criteria in 2024 and upon certification by the compensation committee in February 2025. The earned PSUs remain subject to service based vesting conditions and vested as to one-third (1/3rd) of the shares underlying the PSU award on February 25, 2025, the date that was two full business days following our release of our earnings for the year ended December 31, 2024, and the remainder of the shares have vested and will continue to vest in eight equal quarterly installments beginning May 16, 2025, subject to the named executive officer’s continuous service to us through the applicable vesting date.

(10)    One-sixteenth (1/16th) of the shares underlying this RSU award have vested and will continue to vest on a quarterly basis beginning May 16, 2025, subject to the named executive officer’s continuous service to us through the applicable vesting date.
(11)    One-fourth (1/4th) of the shares underlying this RSU award vested on August 16, 2025, and the remainder of the shares have vested and will continue to vest in twelve equal quarterly installments beginning November 16, 2025, subject to Mr. Crum’s continuous service to us through the applicable vesting date.
(12) One-sixteenth (1/16th) of the shares underlying this RSU award have vested and will continue to vest on a quarterly basis beginning November 16, 2025, subject to the named executive officer’s continuous service to us through the applicable vesting date.
Employment Arrangements
Below are descriptions of our employment arrangements with our named executive officers. The employment of each of our named executive officers is at will. We have entered into employee confidential information and inventions assignment agreements with each of our named executive officers.
Mr. Friedrichsen. We are party to an employment agreement with Mr. Friedrichsen, entered into in April 2024. Pursuant to the agreement, Mr. Friedrichsen was initially entitled to an annual base salary of $550,000 and is eligible to receive an annual performance bonus with a target of 100% of his base salary. Mr. Friedrichsen also received an RSU award for 1,023,780 shares of our common stock. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control.”
Mr. Lafair. We were party to an employment agreement with Mr. Lafair, originally entered into in January 2018, which was amended and restated in July 2021 and became effective upon the effectiveness of the registration statement for our initial public offering. The agreement, as amended and restated, governed the terms of Mr. Lafair’s employment with us until August 2025, when we entered into a transition agreement with Mr. Lafair. Pursuant to the transition agreement, Mr. Lafair agreed to continue his employment as our Executive Vice President, Chief Financial Officer until the earlier of the appointment of his successor or the close on business on December 31, 2025, which was later extended to January 11, 2026. During this transition period, Mr. Lafair continued to receive his then-current base salary and benefits, and remained entitled to earn his 2025 annual performance bonus in accordance with our regular bonus determination and award procedures. Pursuant to his transition agreement, Mr. Lafair was eligible to vest as to one-fourth of the total number of vestable shares subject to his PSU award following the determination of the Compensation Committee of our level of achievement of the applicable performance criteria. Additionally, Mr. Lafair was eligible to vest in his outstanding and unvested RSUs through February 17, 2026.
Mr. Crum. We are party to an employment agreement with Mr. Crum, entered into in July 2024. Pursuant to the agreement, Mr. Crum was initially entitled to an annual base salary of $370,000 (subsequently increased to $444,000 in March 2026) and is eligible to receive an annual performance bonus with a target of 60% of his base salary. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control.”
Potential Payments upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary.
The employment agreements for Mr. Friedrichsen and Mr. Crum provide for severance and/or change in control benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Pursuant to such agreements, upon a change in control termination, (i) Mr. Friedrichsen will be entitled to a lump sum payment equal to 18 months of his base salary, a lump sum payment equal to 150% of such named executive officer’s annual target cash bonus, payment of COBRA premiums for up to 18 months and full accelerated vesting of outstanding equity awards; and (ii) Mr. Crum will be entitled to a lump sum payment equal to 12 months of his base salary, a lump sum payment equal to 100% of such named executive officer’s annual target cash bonus, payment of COBRA premiums for up to 12 months and full accelerated vesting of outstanding equity awards; for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control).
Upon a regular termination, Mr. Friedrichsen will be entitled to a lump sum payment equal to 18 months of his base salary and payment of COBRA premiums for up to 18 months and Mr. Crum will be entitled to a lump sum payment equal to six months of his base salary and payment of COBRA premiums for up to six months. In addition, Mr. Friedrichsen will be entitled to accelerated vesting of outstanding equity awards by the amount that would have vested in the 12 months following Mr. Friedrichsen’s separation date.
All severance benefits are subject to the executive’s execution of an effective release of claims against the Company.
For purposes of the employment agreements, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in such agreements, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control,” as defined in the 2021 Plan, or the “change in control period.” For purposes of the amended and restated employment agreements, a “change in control termination” is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the change in control period.
In addition, each of our named executive officers’ equity awards that is currently outstanding is subject to the terms of our 2021 Plan and the award agreement thereunder. A description of the vesting provisions of each equity award held by our named executive officers that was outstanding and unvested as of December 31, 2025, including the treatment of the award in the event of a change in control, is provided above under “—Outstanding Equity Awards as of December 31, 2025.”
Health and Welfare and Retirement Benefits; Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, other than those described in footnote (4) to the Summary Compensation Table above. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) Plan.”
401(k) Plan
We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of such participant’s compensation or the statutory limit, which was $23,500 for calendar year 2025. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 was up to an additional $7,500 above the statutory limit. We make matching employer contributions equal to 100% of participant contributions up to 1% of the employee’s eligible compensation, and equal to 50% of participant contributions above 1% and up to 6% of the employee’s eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employer matching contributions vest after two years. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such person’s actions in that capacity regardless of whether we would otherwise be permitted to indemnify such person under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	6,864,870	$9.04	8,780,057
Equity plans not approved by stockholders	—	—	—
_______________
(1)    Includes the Long Term Incentive Plan ("2013 Plan") and the 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.
(2)    The weighted-average exercise price excludes any outstanding PSUs or RSUs, which have no exercise price.
(3)    Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2013 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.
The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of common stock outstanding on December 31st of the preceding year; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of common stock outstanding on December 31st of the preceding year, and (ii) 1,600,000 shares of common stock; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year.
On January 1, 2026, the number of shares of common stock available for issuance under the 2021 Plan increased by 3,163,195 shares pursuant to these provisions. This increase is not reflected in the table above. In December 2025, our compensation committee elected not to increase the number of shares of common stock available for issuance under the ESPP as of January 1, 2026.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Susan L. Blount	53,000	150,000	203,000
Thomas Bogan	29,929	300,000	329,929
Colette Pierce Burnette, Ed.D.	39,000	150,000	189,000
Aaron Clark(3)	—	—	—
Robert P. Goodman(3)	—	—	—
Scott Hill	89,598	150,000	239,598
James Offerdahl	55,000	150,000	205,000
Krishna Srinivasan(3)	—	—	—
Tyson Baber(3)(4)	—	—	—
_______________
(1)    Amounts reported represent the aggregate grant date fair value of the RSU awards granted to our non-employee directors during 2025 under our 2021 Plan, computed in accordance with ASC Topic 718. The fair value of RSUs is determined using the closing market price of our common stock on the date of grant. This amount does not reflect the actual economic value that may be realized by the non-employee directors.
(2)    As of December 31, 2025, the aggregate number of shares underlying RSU awards held by each of our non-employee directors was as follows:

Name	Number of Restricted Stock Units (#)
Susan L. Blount	17,085
Thomas Bogan	53,318
Colette Pierce Burnette, Ed.D.	17,085
Aaron Clark	—
Robert P. Goodman	—
Scott Hill	17,085
James Offerdahl	17,085
Krishna Srinivasan	—

(3)    Until the date of the upcoming Annual Meeting, no non-employee director who (i) is affiliated or associated with any of our fund investors and (ii) was serving on our board of directors as of the effective date of the non-employee director compensation policy will be eligible for a cash retainer or a refresher RSU award.
(4)    Mr. Baber resigned from our board of directors in March 2025.
Mr. Friedrichsen, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Friedrichsen.
Non-Employee Director Compensation Policy
Our board of directors adopted a non-employee director compensation policy in July 2021 that is applicable to all of our non-employee directors. In April 2024, following a review of our non-employee director compensation program and peer group data prepared by Compensia, the compensation committee approved an amendment to the non-employee director compensation policy. As amended and restated in April 2024, the non-employee director compensation policy provides that each such non-employee director will be eligible to receive the following compensation for service on our board of directors on and following the effective date of the non-employee director compensation policy:
•an annual cash retainer of $35,000 (the “general annual cash retainer”);
•an additional annual cash retainer of $42,500 for service as independent chair of the board of directors;
•an additional annual cash retainer of $10,000, $6,000 and $4,000 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee, respectively;
•an additional annual cash retainer of $20,000, $12,000 and $8,000 for service as chair of the audit committee, chair of the compensation committee and chair of the nominating and corporate governance committee, respectively (in lieu of the committee member retainer above);
•an initial RSU award granted upon a director’s initial election or appointment to the board, with an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $300,000, vesting in twelve equal quarterly installments; and
•a refresher RSU award granted at each annual meeting of our stockholders to each non-employee director who (i) has served as a non-employee member of the board for at least six months prior to such annual meeting and (ii) continues to serve following such annual meeting. Such refresher RSU awards will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $150,000, and will vest in four equal quarterly installments (or the day immediately preceding the next annual meeting, if sooner).
Notwithstanding the foregoing, until the date of our 2026 Annual Meeting of Stockholders, no non-employee director who (i) is affiliated or associated with any of our fund investors and (ii) was serving on our board of directors as of the effective date of the non-employee director compensation policy will be eligible for a cash retainer or a refresher RSU award.
Pursuant to the compensation policy, each non-employee director may elect to receive all of such director’s general annual cash retainer as an RSU award, which we refer to as the retainer RSU award. If a non-employee director timely makes this election, the retainer grant will be automatically granted to the non-employee director on January 1st of each year and will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to the aggregate of the general annual cash retainer that would have otherwise been paid for the upcoming calendar year. Each retainer RSU award will vest in four equal installments on the last day of each of the Company’s fiscal quarters, subject to the non-employee director’s continued service though each applicable vesting date.
Each of the RSU grants granted under the non-employee director compensation policy described above will be granted under our 2021 Plan. Each such grant will vest subject to the director’s continuous service with us, provided that each RSU award will vest in full upon a change in control, as defined in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2026 by:
•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person or entity known by us to be beneficial owners of more than five percent of our common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 64,134,406 shares of common stock outstanding as of April 15, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or shares subject to options or RSUs that will become exercisable or vest based on service-based vesting conditions within 60 days of April 15, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o CS Disco, Inc., 111 Congress Avenue, Suite 900, Austin, Texas 78701.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Bessemer Venture Partners(2)	8,652,826	13.5%
Entities affiliated with LiveOak Venture Partners(3)	7,878,717	12.3
SG-DISCO, LLC(4)	7,796,632	12.2
Entities affiliated with Georgian Partners(5)	5,925,486	9.2
Topline Capital Management, LLC (6)	3,224,469	5.0
Named Executive Officers and Directors:
Eric Friedrichsen(7)	511,531	*
Richard Crum(8)	80,224	*
Susan L. Blount(9)	94,823	*
Thomas Bogan(10)	129,620	*
Colette Pierce Burnette, Ed.D.(11)	91,774	*
Aaron Clark(12)	141,731	*
Robert P. Goodman(13)	1,079,980	1.7
Scott Hill(14)	273,230	*
James Offerdahl(15)	223,652	*
Krishna Srinivasan(3)	7,924,265	12.4
Michael S. Lafair(16)	653,829	*
All executive officers and directors as a group (14 persons)(17)	10,846,145	16.8%

_______________
*    Less than one percent.
(1)    This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 64,134,406 shares outstanding on April 15, 2026, adjusted as required by rules promulgated by the SEC.
(2)    Consists of (a) 3,928,385 shares of common stock held by Bessemer Venture Partners VIII L.P. and (b) 4,724,441 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P. (collectively, the “Bessemer Entities”). Deer VIII & Co. L.P. is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. is the general partner of Deer VIII & Co. L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII & Co. Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII & Co. Ltd. acting as an investment committee. Mr. Goodman, a member of our board of directors, disclaims beneficial ownership of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The address of each of the entities and persons named above is c/o Bessemer Venture Partners, 1865 Palmer Ave., Suite 104, Larchmont, NY 10538.
(3)    Consists of (a) 51,432 shares held directly by LOVP SBIC Management Services, L.L.C., (b) 6,324,973 shares of common stock held directly by LiveOak Venture Partners I, L.P., (c) 561,314 shares of common stock held directly by LiveOak I Co-Invest L.P., (d) 768,058 shares of common stock held directly by LiveOak I Co-Invest II L.P., (e) 172,940 shares of common stock held directly by LiveOak I Co-Invest IV LP (collectively, the “LiveOak Entities”) and (f) with respect to Krishna Srinivasan only, (i) 45,000 shares of common stock held by Mr. Srinivasan and (ii) 548 shares of common stock held by Mr. Srinivasan’s child. LOVP Upper Tier GP I, LLC is the general partner of LiveOak Venture Partners I, L.P., LiveOak I Co-Invest L.P. and LiveOak I Co-Invest II L.P.; and LiveOak Co-Invest GP, LLC is the general partner of LICI IV. Mr. Srinivasan and Venu Shamapant are the Managing Members of each of SBIC GP, LOVEPUT GPI and LICI GP and share voting and investment authority over the shares held by each of the LiveOak Entities. The address of each of the entities and persons named above is 805 Las Cimas Parkway, Suite 125, Austin, TX 78746.
(4)    Consists of 7,796,632 shares of common stock held by SG-Disco, LLC. The Stephens Group, LLC is the sole manager of SG-Disco, LLC and has voting and dispositive power over the shares held by SG-Disco, LLC. Investment and voting decisions with respect to the shares beneficially owned by The Stephens Group, LLC are made by W.R. Stephens and Elizabeth S. Campbell, acting as its Board of Managers. Mr. Stephens and Ms. Campbell may be deemed to possess voting and dispositive control over the shares held by SG-Disco, LLC. The address of each of the entities and persons named above is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202.
(5)    Consists of (a) 2,070,867 shares of common stock held by Georgian Partners Growth Fund IV, LP (“Georgian IV”), (b) 3,771,482 shares of common stock held by Georgian Partners Growth Fund (International) IV, LP (“Georgian International IV”), and (c) 54,805 shares of common stock held by Georgian Council II ULC (“Georgian Council”), and (d) 28,332 shares of common stock held by Georgian Council as bare trustee for the beneficial owners Georgian IV and Georgian International IV. The direct general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP, LP (“Georgian IV Direct GP”). The ultimate general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP Inc. (“Georgian IV Ultimate GP”), which also acts as the general partner of Georgian IV Direct GP. Georgian Direct GP and Georgian Ultimate GP may each be deemed to have sole voting and dispositive power with respect to the shares held by each of Georgian IV and Georgian International IV. Justin LaFayette, Simon Chong and John Berton are the directors of each of Georgian IV Ultimate GP and Georgian Council and may be deemed to have shared voting and dispositive power with respect to the shares held by Georgian IV and Georgian International IV. The address of each of the entities and persons named above is 2 St. Clair Avenue West, Suite 1400, Toronto, ON M4V 1L5, Canada.
(6)    Consists of 3,224,469 shares of common stock held by Topline Capital Partners, LP (“TCP”). Topline Capital Management, LLC (“TCM”), as the investment manager and general partner of TCP, and Collin McBirney, as the member manager of TCM, may be deemed to hold the voting and dispositive power for TCP. The address of each of the entities and person named above is 544 Euclid Street, Santa Monica, CA 90402.
(7)    Consists of (a) 409,828 shares of common stock held by Mr. Friedrichsen and (b) 101,703 shares issuable upon the settlement of RSU awards held by Mr. Friedrichsen that vest within 60 days of April 15, 2026.
(8)    Consists of (a) 56,807 shares of common stock held by Mr. Crum and (b) 23,417 shares issuable upon the settlement of RSU awards held by Mr. Crum that vest within 60 days of April 15, 2026.
(9)    Consists of (a) 86,280 shares of common stock held by Ms. Blount and (b) 8,543 shares issuable upon the settlement of RSU awards held by Ms. Blount that vest within 60 days of April 15, 2026.
(10)    Consists of (a) 123,696 shares of common stock held by Mr. Bogan and (b) 5,924 shares issuable upon the settlement of RSU awards held by Mr. Bogan that vest within 60 days of April 15, 2026.
(11)    Consists of (a) 83,231 shares of common stock held by Dr. Burnette and (b) 8,543 shares issuable upon the settlement of RSU awards held by Dr. Burnette that vest within 60 days of April 15, 2026.
(12)    Consists of 141,731 shares of common stock held by Mr. Clark.
(13)    Consists of (a) 28,036 shares of common stock held by Mr. Goodman, (b) 11,115 shares of common stock held by Cracktuxet II, LLC, over which Mr. Goodman exercises control, (c) 1,038,475 shares held by NB Group, LLC, over which Mr. Goodman exercises control, and (d) 2,354 shares held by Katama Point, LLC, over which Mr. Goodman exercises control. Mr. Goodman disclaims beneficial ownership of the securities held by the Bessemer Entities (as defined above) referred to in footnote (2) above, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.
(14)    Consists of (a) 264,687 shares of common stock held by Mr. Hill and (b) 8,543 shares issuable upon the settlement of RSU awards held by Mr. Hill that vest within 60 days of April 15, 2026.
(15)    Consists of (a) 215,109 shares of common stock held by Mr. Offerdahl and (b) 8,543 shares issuable upon the settlement of RSU awards held by Mr. Offerdahl that vest within 60 days of April 15, 2026.

(16)    Consists of 635,829 shares of common stock held by Mr. Lafair. Mr. Lafair ceased employment as our Executive Vice President, Chief Financial Officer in January 2026. He is included in this table because he is a named executive officer for the year ended December 31, 2025, but he is not counted for purposes of aggregating beneficial ownership of directors and executive officers as a group
(17)    Consists of (a) 10,589,395 shares of common stock held by our directors and executive officers, (b) 42,500 shares issuable upon exercise of stock options held by our directors and executive officers that are currently exercisable or exercisable within 60 days of April 15, 2026 and (c) 214,250 shares issuable upon the settlement of RSU awards held by our directors and executive officers that vest within 60 days of April 15, 2026. Toby Williams, a member of our board of directors, has been omitted from this table because he was appointed subsequent to April 15, 2026. As of the time of Mr. Williams' appointment to our board of directors on April 22, 2026, Mr. Williams beneficially owned no shares of our common stock.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2025, to which we have been or will be a participant in which:
•the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2025 and 2024; and
•any of our directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Employment Arrangement with Rohit Srinivasan
We employ Rohit Srinivasan, the son of Krishna Srinivasan, a member of our board of directors, as a business transformation, program manager. From January 1, 2025 through December 31, 2025, Rohit Srinivasan earned aggregate compensation of $116,310, consisting of his base salary, an annual cash bonus and equity compensation in the form of RSUs, as well as life insurance premiums and employer contributions to a 401(k) plan. Rohit Srinivasan’s compensation is based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions.
Equity Grants to Directors and Executive Officers
We have granted RSUs and PSUs to certain of our directors and executive officers. For more information regarding the stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Pursuant to our amended and restated bylaws, if a stockholder wishes to submit a director nomination, or a proposal for consideration at the 2027 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the stockholder must do so not later than the close of business on March 12, 2027 nor earlier than the close of business on February 10, 2027. However, if the date of our 2027 Annual Meeting of Stockholders is not held between May 11, 2027 and July 10, 2027, to be timely, such notice must be received (A) not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. Stockholders are also advised to review our amended and restated bylaws, which contain additional requirements for stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than April 11, 2027.
For a stockholder proposal (excluding a director nomination) to be considered for inclusion in next year’s proxy materials, it must be submitted in writing no later than December 31, 2026, to our Secretary at 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: Secretary, and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@csdisco.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
April 30, 2026
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.csdisco.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available without charge upon written request to us via email at proxy@csdisco.com.

NAME & ADDRESS HERE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. NAME & ADDRESS HERE CONTROL NUMBER Address Change: (If you noted any Address Changes above, please mark box.) ☐ CS DISCO, INC. 2026 ANNUAL MEETING OF STOCKHOLDERS June 10, 2026 at 9:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CS DISCO, INC. The stockholder(s) hereby appoint(s)Eric Friedrichson and Susan Garcia, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of American Resources Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. CDT on June 10, 2026, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/LAW/2026 by 5:00 p.m. CDT on June 9, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIAL AND VOTING.” PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://FCRvote.com/LAW Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER As a stockholder of CS Disco, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 9:00 p.m., Central Time, on June 10, 2026. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature____________________________________________________________ Date________________________________________________________________ Title_________________________________________________________________ Signature (Joint Owners)_____________________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or telephone. Vote Your Proxy on the Internet: Go to https://FCRvote.com/LAW Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, an return it in the postage-paid envelope provided. As a stockholder of CS Disco, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the ne to retur the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 9:00 a.m., Central Time, on June 10, 2026. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.t t CS DISCO, INC. 2026 ANNUAL MEETING OF STOCKH LDERS JUNE 10, 2026 AT 9:00 A.M. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CS DISCO, INC. The stockholder(s) hereby appoint(s) Eric Friedrichson and Susan Garcia, or each of them, as proxies, each with the power to appoint is or h r substitute, and hereby authorize(s) th m to repres nt and to vote, as designated n the reverse side of this ballot, all of the shares of common stock f CS Disc , Inc. that the stockholder(s) is/are entitled to vote at the Annual Mee ing of Stockholder to be held at 9:00 a.m. CDT on June 10, 2026, virtually at https://web.viewproxy.com/LAW/2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is not able to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. It will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting. Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________ Signature (Joint Owners)______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address Change: (If you noted any Address Changes above, please mark box.) o CONTROL NUMBER CONTROL NUMBER

The Board of Directors recommends a vote FOR Proposal 2. Proposal 2: Ratification of selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR&#61472;o&#61472;AGAINST&#61472;o&#61472;ABSTAIN o The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1. Proposal 1: Election of our two nominees for Class II director, James Offerdahl and Toby Williams, each to hold office until our Annual Meeting of Stockholders in 2029 and until the director’s successor has been duly elected and qualified or until the director’s earlier death, resignation or removal. Please mark your votes like this &#61524; ELECTION OF DIRECTORS: FOR WITHHOLD (1) James Offerdahl o o (2) Toby Williams o o When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR each of the nominees listed in Proposal 1, and FOR Proposal 2. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.t t Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2026: The Notice, Proxy Statement and Annual Report are available at: https://web.viewproxy.com/LAW/2026